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                                                                      EXHIBIT 5

                             JOINT FILING AGREEMENT

         The undersigned, John J. Fauth and JJF Group, Inc., hereby agree that this Schedule 13D relating to securities of TSI Incorporated shall be filed on behalf of each of them.

June      , 1999                     /s/ John J. Fauth
    ------                           ------------------------------------------
                                     John J. Fauth

                                     JJF GROUP, INC.

                                     By: /s/ John J. Fauth
                                       ----------------------------------------
                                     Its: President and Chief Executive Officer


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